Exhibit 99.1

FMC Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA
News Release	215.299.6000
fmc.com

For Release: Immediate

Media contact: Nicole Canning +1.215.299.5916
Nicole.Canning@fmc.com
Investor Contact: Curt Brooks +1.215.299.6137
Curt.Brooks@fmc.com
FMC Corporation Provides Update to Third-Quarter Expectations and Announces Comprehensive Commercial Actions to Expedite Return to Growth
•Third-quarter revenue1 is now expected to be $65 million to $125 million, with Adjusted EBITDA2 expected to be negative $565 million to negative $510 million
•Revised expectations now include commercial actions which are resulting in approximately $625 million to $675 million in charges impacting revenue1 and Adjusted EBITDA2
•Commercial actions are expected to accelerate movement of FMC products through the channel, supporting future replenishment demand

PHILADELPHIA, October 15, 2026 – FMC Corporation (NYSE:FMC) today updated its expectations for third quarter 2026. Revenue1 is now expected to be between $65 million and $125 million with expected Adjusted EBITDA2 of negative $565 million to negative $510 million. These estimates include an estimated $625 million to $675 million impact related to commercial actions to lower the price of select products held by channel customers in key markets and to modify the selling and pricing model in the United States.
“Third-quarter demand was weaker than we expected, driven by challenging market conditions and elevated levels of higher-priced FMC products held in inventory by certain channel customers, which are limiting product movement and replenishment demand,” said Pierre Brondeau, chairman, chief executive officer and president. “We have addressed this issue incrementally over several quarters, but under current market conditions, we determined that more comprehensive actions are necessary.”

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Overview of Commercial Actions
The critical commercial issue facing FMC is slower-than-expected demand from channel customers in key markets. Under current market conditions, distributors are seeking to operate with the lowest inventory levels FMC has experienced. Although the company made meaningful progress reducing channel inventory volumes in 2025, certain higher-priced FMC products are increasing the overall value of FMC inventory held by some customers. These products entered the channel under different cost structures, intellectual property positions and competitive conditions. Rapid market price declines, driven in part by increased generic competition, have widened the gap between the value of affected inventory and current market prices, limiting movement of those products to growers.
The company views its current pricing as competitive and expects ongoing manufacturing changes to further support competitive pricing. To accelerate product movement and support replenishment demand, FMC is taking two significant actions.
First, the company is taking comprehensive commercial actions in Brazil, Argentina, the United States and Canada to lower the price of select products held by channel customers.
Second, FMC will modify its selling and pricing model in the United States. Historically, products have been sold using a high gross-price and high-rebate structure. FMC intends to significantly reduce the gap between gross and net pricing, simplifying customer economics, improving channel health and better aligning pricing with current market realities.
Together, these two actions are expected to remove a considerable constraint on the movement of FMC products through the channel to growers and to support future replenishment demand from channel customers.
"The actions we have taken under our 2026 operational priorities, combined with these critical commercial actions, are expected to significantly improve the company's overall competitiveness," said Brondeau. "We believe removing this hurdle is an important step in completing the company's transformation and positioning FMC to operate at its full potential in 2027, 2028 and the long term."
Information in this news release is preliminary and intended to provide an update to third-quarter expectations. The company will provide more information regarding its quarter results and its 2026 financial outlook when it reports third-quarter earnings on October 29, 2026. In addition, the company will share its preliminary expectations for 2027 and 2028 on its earnings call on October 30, 2026.

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While the company expects to be in compliance with covenants at September 30, 2026, the company intends to engage in discussions with its bank group on potential further modifications to its covenants over the next year to provide greater flexibility as the commercial actions described above are implemented.
About FMC
FMC Corporation is a global agricultural sciences company dedicated to helping growers produce food, feed, fiber and fuel for an expanding world population while adapting to a changing environment. FMC's innovative crop protection solutions – including biologicals, crop nutrition, digital and precision agriculture – enable growers and crop advisers to address their toughest challenges economically while protecting the environment. FMC is committed to discovering new herbicide, insecticide and fungicide active ingredients, product formulations and pioneering technologies that are consistently better for the planet. Visit fmc.com to learn more and follow us on LinkedIn®.
Statement under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995: FMC and its representatives may from time to time make written or oral statements that are “forward-looking” and provide other than historical information, including statements contained in this press release, in FMC’s other filings with the SEC, and in presentations, reports or letters to FMC stockholders
In some cases, FMC has identified these forward-looking statements by such words or phrases as "outlook", "will likely result," "is confident that," "expect," "expects," "should," "could," "may," "will continue to," "believe," "believes," "anticipates," "predicts," "forecasts," "estimates," "projects," "potential," "intends" or similar expressions identifying "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the negative of those words or phrases. Such forward-looking statements are based on our current views and assumptions regarding future events, future business conditions and the outlook for the company based on currently available information. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These statements are qualified by reference to the risk factors included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Form 10-K"), the section captioned "Forward-Looking Information" in Part II of the 2025 Form 10-K and to similar risk factors and cautionary statements in all other reports and forms filed with the Securities and Exchange Commission ("SEC"). We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Forward-looking statements are qualified in their entirety by the above cautionary statement.
We specifically decline to undertake any obligation, and specifically disclaim any duty, to publicly update or revise any forward-looking statements that have been made to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as may be required by law.

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This press release contains certain “non-GAAP financial terms” which are defined on our website www.fmc.com/investors. Such terms include Adjusted EBITDA, Adjusted earnings, free cash flow and organic revenue growth. In addition, we have also provided on our website reconciliations of non-GAAP terms to the most directly comparable GAAP terms.
1.Third-quarter revenue refers to both Revenue (GAAP) and Revenue excluding India (non-GAAP). Revenue from the Company's India commercial business is not expected to result in material differences between the two measures for the third quarter.
2.As a result of the commercial adjustments impacting revenue and the revised forward-looking expectations, the Company has identified a triggering event to evaluate our intangible assets for impairment as of September 30, 2026. The assessment is not completed at the date of this release and, therefore, the Company is unable to determine whether an impairment exists or reasonably estimate the amount of any potential non-cash impairment charge, if any. The Company may be required to record a material non-cash impairment charge during the quarter ending September 30, 2026, which would not have an impact on the Company’s cash flows from current or future operations. In addition to this assessment, the Company has not finalized its financial results for the quarter. Therefore, we cannot issue or reasonably estimate complete quarterly results in accordance with GAAP as of the date of this release.
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